                          PETRIE STORES CORPORATION
           SCHEDULE OF DIRECTLY AND INDIRECTLY OWNED SUBSIDIARIES*
                           SURVIVING CORPORATIONS
                           AS OF JANUARY 29, 1994

                                                       State of
     Corporations                                    Incorporation
     ------------                                    -------------
Petrie Stores Corporation                              New York

Brockwood Apparel Corporation                          Alabama

Tuscon Ladies Apparel Corporation                      Arizona

Petrie's Arkansas Corporation                          Arkansas

Carlsbad Apparel Corporation                           California

Stuarts Apparel, Inc.                                  Colorado

Trumbull Marianne Corporation                          Connecticut

Marianne Wilmington Corporation                        Delaware

Sunny Isle-lockhart Corp.                              Delaware

Petrie Island Corporation                              Delaware

Marianne Clearwater Corporation                        Florida

Marianne Columbia Corporation                          Georgia

Petrie's Hawaiian Apparel Corporation                  Hawaii

M.J. Petrie, Inc.                                      Illinois

   Mundelein Apparel Corporation                       Illinois

   Peoria Apparel Corporation                          Illinois

   Matteson Apparel Corporation                        Illinois

   Peru Ladies Apparel Corporation                     Illinois

Stuarts High Fashion, Inc.                             Illinois

6322 Halsted Corporation                               Illinois

McKinley Apparel, Inc.                                 Indiana

Crossroads Apparel Corporation                         Iowa

Stuarts Wichita Apparel Corporation                    Kansas

Mall 242 Corporation                                   Kentucky

Bashford Apparel Corporation                           Kentucky

Stuarts Clearview Apparel Corporation                  Louisiana

Bangor Apparel Corporation                             Maine

Glen Burnie Apparel Corporation                        Maryland

Dartmouth Plaza Apparel Corporation                    Massachusetts

M.J. Petrie Highland Park Corporation                  Michigan
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                                     -2-

Mari-Ann St. Clair Corporation                         Michigan

Rosedale Apparel Corporation                           Minnesota

Stuarts Tupelo Apparel Corporation                     Mississippi

Ozark Apparel Corporation                              Missouri

Stuarts Westroads Apparel Corporation                  Nebraska

Las Vegas Apparel Corporation                          Nevada

New Hampshire Apparel Corporation                      New Hampshire

Cherry Hill Marianne Corporation                       New Jersey

   Hoboken Apparel Corporation                         New Jersey

Marianne Newark Corporation                            New Jersey

Rio West Apparel Corporation                           New Mexico

Staten Island Apparel Corporation                      New York

Vernon Park Apparel Corporation                        North Carolina

   Circle Apparel Corporation                          North Carolina

West Acres Apparel Corporation                         North Dakota

Red Robin 1900 West 25th Street Corporation            Ohio

   Mayfield Apparel Corporation                        Ohio

Heritage Apparel Corporation                           Oklahoma

Marianne Ladies Apparel Corporation                    Oregon

M.J. Todd, Inc.                                        Pennsylvania

Marianne Estrella Corporation                          Puerto Rico

Marianne Plaza Apparel Corporation                     Puerto Rico

   Caribe Apparel Corporation                          Puerto Rico

   Fajardo-MPA Corporation                             Puerto Rico

   Cruz-Ponce Corporation                              Puerto Rico

   183 Jose De Diego Corporation                       Puerto Rico

   Munoz MPA Corporation                               Puerto Rico

   157 De Diego Corporation                            Puerto Rico

   Vidal Georgetty Corporation                         Puerto Rico

   Noya-Carolina Corporation                           Puerto Rico

   Trujillo MPA Corporation                            Puerto Rico

   McKinley-Rosa Corporation                           Puerto Rico

   N.Calimano MPA Corporation                          Puerto Rico

   Veve-Americas Corporation                           Puerto Rico

   Del Carmen Hondo Corporation                        Puerto Rico


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                                     -3-


  Progreso Corchado Corporation                        Puerto Rico

  305 De Diego Corporation                             Puerto Rico

  Mayaguez MPA Corporation                             Puerto Rico

  61 Dr. Veve Corporation                              Puerto Rico

  19 Plaza Munoz Corporation                           Puerto Rico

  14 San Carlos Corporation                            Puerto Rico

  Atlantico MPA Corporation                            Puerto Rico

  San Patricio MPA Corporation                         Puerto Rico

  58 Once De Agosto Corporation                        Puerto Rico

  Plaza Carolina MPA Corporation                       Puerto Rico

  Bayamon MPA Corporation                              Puerto Rico

  Las Americas MPA Corporation                         Puerto Rico

  Cumbres Apparel Corporation                          Puerto Rico

  Corollera Apparel Corporation                        Puerto Rico

  Caguas Apparel Corporation                           Puerto Rico

  Centro Apparel Corporation                           Puerto Rico

Manati Apparel Corporation                             Puerto Rico

Bayamon Apparel Corporation                            Puerto Rico

  Ensenada Apparel Corporation                         Puerto Rico

  Palmas Altas Apparel Corporation                     Puerto Rico

  Carraizo Alto Apparel Corporation                    Puerto Rico

  Canas Apparel Corporation                            Puerto Rico

Fajardo Apparel Corporation                            Puerto Rico

Ponce Apparel Corporation                              Puerto Rico

  Trujillo Alto Apparel Corporation                    Puerto Rico

El Canton Apparel Corporation                          Puerto Rico

Guanajibo Apparel Corporation                          Puerto Rico

  Ponce de Leon Apparel Corporation                    Puerto Rico

Rave Apparel of Bayamon Corporation                    Puerto Rico

Rave Apparel Corporation of Arecibo                    Puerto Rico

Rave Apparel Corporation of Humacao                    Puerto Rico

Midland Apparel Corporation                            Rhode Island

Myrtle Beach Apparel Corporation                       South Carolina

Stuarts Clarksville Apparel Corporation                Tennessee

Shelby Apparel Corporation                             Tennessee

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                                     -4-

Central Park Apparel Corporation                       Texas

Wichita Falls apparel Corporation                      Texas

Petrie's Valley Fair Corporation                       Utah

Burlington Apparel Corporation                         Vermont

   Pyramid-Burlington Apparel Corporation              Vermont

Regency Apparel Corporation                            Virginia

Vancouver Apparel Corporation                          Washington

Tacoma Apparel Corporation                             Washington

West Virginia Apparel Corporation                      West Virginia

   Huntington Apparel Corporation                      West Virginia

Beloit Plaza Apparel Corporation                       Wisconsin

Hartfield Stores, Inc.                                 Delaware

Ranch Stores, Inc.                                     Louisiana

   PSL, Inc.                                           Delaware

The following stores were acquired from Davids Specialty Shops, Inc. as of
- --------------------------------------------------------------------------
                                  1/31/80:
                                  --------

Davids Woodbridge, Inc.                                New Jersey

   Davids Wheaton Corporation                          Maryland

   Davids Springfield Corporation                      Massachusetts

   Davids Livingston Corporation                       New Jersey

   Davids Fayetteville Mall, Inc.                      New York

   Davids Pittsford, Inc.                              New York

   Davids of Ithaca, Inc.                              New York

   Davids Lake Forest Corporation                      New York

   Airport of Perimeter Mall, Inc.                     New York

   Davids Lycoming Mall Corporation                    Pennsylvania

   Daysons Carolina, Inc.                              Puerto Rico

   Cristinas Senorial, Inc.                            Puerto Rico

   Daysons Cupey Corporation                           Puerto Rico

   Daysons Puerto Rico Corporation                     Puerto Rico

   Daysons Las Americas Corporation                    Puerto Rico

   Daysons of Ponce, Inc.                              Puerto Rico

   Davids Springfield Mall, Inc.                       New York

   Davids Tysons Corner Corporation                    Virginia

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                                     -5-

   Landmark, Inc.                                      Virginia

   Davids Security Square Corporation                  Maryland

   Davids Prince Georges Corporation                   Maryland

   Davids Transit Road Corporation                     New York

   Davids Summit Park Mall Corporation                 New York

   Davids Columbia Mall, Inc.                          New York

   Frank Georgetown Corporation                        New York

The following stores were acquired from G&G Shops, Inc. as of 7/1/80:
- ---------------------------------------------------------------------

PSC Holding Corporation                                Delaware

   G&G Shops, Inc.                                     Delaware

     G&G Shops of Brooklyn, Inc.                       New York

     Sco-Jef Mercantile Corporation                    New York

     78 Nassau Street Corporation                      New York

     G&G Shops of Pennsylvania, Inc.                   Pennsylvania

     G&G Shops of Woodbridge, Inc.                     New Jersey

     G&G Shops of Mid-Island Corporation               New York

     G&G Shops of North Carolina, Inc.                 North Carolina

     G&G Shops of Nanuet, Inc.                         New York

     G&G Shops of Maryland, Inc.                       Maryland

     G&G Shops of New England, Inc.                    Connecticut

     458 Seventh Avenue Corporation                    New York

     American High, Inc.                               New York

     G&G Island Corporation                            Delaware

Direct Sub of PSC Parent

Clothseteria                                           New York


The following stores were acquired from Franklin Stores Corporation as of May
- -----------------------------------------------------------------------------
                                  19, 1981:
                                  ---------

Petrie Acquisition Corporation                         Delaware

   Franklin Stores Corporation                         Delaware

     Franklin 228 Corporation                          Delaware

     Franklin 145 Corporation                          Delaware


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                                     -6-

Petrie Holding (Texas) Corporation                     Delaware

   Franklin Stores Holding Corporation                 Delaware

     Franklin Stores Texas Corporation                 Delaware

     Mayfair of Houston, Inc.                          Delaware

     Franklin North Mesa Corporation                   Delaware

Petrie Holding P.R. Corporation                        Delaware

   Franklin Stores Corporation P.R.                    Delaware

     Franklin Stores Corporation of Santurce           Delaware

     Franklin Stores Corporation of Bayamon            Delaware

     Franklin Stores Corporation of Rio Piedras        Delaware

     Franklin Stores Corporation of Caguas             Delaware

     Franklin Stores Corporation of Ponce              Delaware

     Franklin 187 Corporation                          Delaware

     Franklin Fortaleza Corporation                    Delaware

     Franklin Metro Corporation                        Delaware

     Franklin St. Augustine Corporation                Delaware

     Franklin 193 Corporation                          Delaware

     Franklin Center Corporation                       Delaware

     Franklin Thirty-Four Rio Corporation              Delaware

     Franklin Plaza Corporation                        Delaware

     Franklin 197 Corporation                          Delaware

     Franklin 198 Corporation                          Delaware

     Franklin 201 Corporation                          Delaware

     Franklin 202 Corporation                          Delaware

     Franklin 203 Corporation                          Delaware

     Franklin 205 Corporation                          Delaware

     Franklin 206 Corporation                          Delaware

     Mayfair 207 Corporation                           Delaware

     Franklin 211 Corporation                          Delaware

     Franklin 212 Corporation                          Delaware

     Franklin 213 Corporation                          Delaware

     Franklin 214 Corporation                          Delaware

     Franklin 215 Corporation                          Delaware

     Franklin 251 Corporation                          Delaware

     Franklin 253 Corporation                          Delaware




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                                     -7-

     Franklin 221 Corporation                          Delaware

     Franklin Four Winds Corporation                   Delaware

     Franklin 218 Corporation                          Delaware

     Franklin 220 Corporation                          Delaware


The following stores were acquired from Whitney Stores, Inc. as of December
- ---------------------------------------------------------------------------
                                  31, 1983:
                                  ---------

Whitney Stores, Inc.                                   New York

Rosaine's, Inc.                                        North Carolina

Hollywood Shop, Inc.                                   Delaware

The following stores were acquired from The Miller Wohl Company as of June 24,
- ------------------------------------------------------------------------------
                                    1984:
                                    -----

The Miller-Wohl Co., Inc.                              Delaware

   Miller-Wohl Investments, Inc.                       Florida

   Jean-Nicole, Inc.                                   Delaware

     Anita Shops, Inc.                                 Delaware

   Morrisons & Arthurs, Inc.                           Delaware

     Morrisons Castelton Square, Inc.                  Indiana

   N. Bro, Inc.                                        New Jersey


Winkleman Stores, Inc.                                 Michigan

   Winkleman Stores Credit Corporation                 Michigan